Exhibit No. 99.1

CUI Global REPORTS Preliminary ESTIMATED THIRD QUARTER 2017

Financial ReSULTS; Announces Launch of proposed public Offering of Common Stock

TUALATIN, Ore., October 16, 2017 – CUI Global, Inc. (NASDAQ: CUI), today reported certain preliminary estimated unaudited financial results for its third quarter ended September 30, 2017. The Company also announced that it intends to offer and sell $15 million of its shares of common stock in an underwritten registered public offering. In addition, the Company expects to grant the underwriter a 45-day option to purchase up to $2.25 million of additional shares of common stock on the same terms and conditions to cover overallotments, if any. All the shares of common stock to be sold in the proposed offering will be sold by the Company. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Preliminary Estimated Third Quarter 2017 Financial Results

CUI Global is in the process of finalizing its financial results for the quarter ended September 30, 2017. Based on currently available information, for the third quarter of 2017, the Company estimates total revenues to be in the range of $21.0 million to $22.0 million as compared to total revenues of $23.3 million in the third quarter of 2016, a decrease of approximately 5.6% to 9.9%. The Company expects its Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a non-GAAP financial measure, for the third quarter of 2017 to be in the range of $(1.1) million to $(1.4) million as compared to EBITDA of $131,000 in the third quarter of 2016.

The revenue and EBITDA estimates presented above are preliminary and subject to revision based upon the completion of the Company’s quarter-end financial closing process and completion of its consolidated financial statements and are not meant to be comprehensive for this period. These preliminary estimates have been prepared by, and are the responsibility of, the Company’s management based upon the most current information available. Following the completion of the Company’s quarter-end financial closing process, it may report financial results that could differ significantly from these estimates. As a result, such estimates are subject to risks and uncertainties, many of which are not within the Company’s control.

For more information on the non-GAAP financial measures, please see the reconciliation of GAAP to non-GAAP financial measures table in this release.

The information presented herein should not be considered a substitute for the financial information to be filed with the U.S. Securities and Exchange Commission (“the SEC”) in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Quarterly Report”) once it becomes available. The Company has no intention or obligation to update the preliminary estimated unaudited financial information in this release prior to filing the Quarterly Report.

Financial Results Conference Call

CUI Global will issue its actual financial results for the third quarter of 2017 and conduct a conference call on Thursday, November 9, 2017. Details for the conference call will be announced in advance of the issuance of the earnings press release.

Additional Offering Information

Craig-Hallum Capital Group is acting as the sole managing underwriter for the proposed offering.

The Company expects to use the net proceeds from the offering for general corporate purposes, which may include operating expenses, working capital to improve and promote its commercially available products, advance product candidates, future acquisitions or share repurchases, to expand its international presence and commercialization, general capital expenditures and satisfaction of debt obligations.

The shares described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-216672) previously filed with and declared effective by the “SEC” on March 29, 2017. The shares may be offered only by means of a preliminary prospectus supplement and accompanying prospectus to be filed with the SEC, copies of which, when available, can be obtained on the SEC’s website at http://www.sec.gov or from Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, by telephone at 612-334-6300, or by email at prospectus@chlm.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About CUI Global, Inc.

Delivering Innovative Technologies for an Interconnected World

CUI Global, Inc. is a publicly traded company dedicated to maximizing shareholder value through the acquisition and development of innovative companies, products and technologies. From Orbital Gas Systems' advanced GasPT platform targeting the energy sector, to CUI Inc.’s digital power platform serving the networking and telecom space, CUI Global and its subsidiaries have built a diversified portfolio of industry leading technologies that touch many markets. As a publicly traded company, shareholders are able to participate in the opportunities, revenues, and profits generated by the products, technologies, and market channels of CUI Global and its subsidiaries. But most importantly, a commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit www.cuiglobal.com.

Media Contact: External IR Counsel:

CUI Global, Inc. LHA

Jeff Schnabel Sanjay M. Hurry

Main: 503-612-2300 212-838-3777

press@cuiglobal.com cuiglobal@lhai.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. These include statements regarding, but not limited to, the intention to offer the shares of common stock in a proposed public offering and the expected use of the proceeds from such an offering. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the SEC.

Use of Non-GAAP Financial Measures

CUI Global uses non-GAAP measures of certain components of financial performance. These Non-GAAP measures include Non-GAAP EBITDA.

Non-GAAP financial measures do not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP").

EBITDA excludes components that are significant in understanding and assessing the Company's results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result the Company’s measure of EBITDA might not be comparable to similarly titled measures used by other companies. However, EBITDA is used by management to evaluate, assess and benchmark the Company's operational results and the Company believes EBITDA is relevant and useful information which is often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing preliminary estimates of EBITDA.

Reconciliation of Non-GAAP Financial Measures

(in thousands)	Guidance Range Minimum	Guidance Range Maximum
Net loss	$(1,850)	$(2,100)
Depreciation and amortization	705	705
Interest expense	137	137
Income tax (benefit)	(90)	(105)
EBITDA	$(1,098)	$(1,363)